Exhibit 99.1

       Group 1 Automotive Announces Redemption of 10 7/8% Notes

    Business Editors/Automotive Writers

    HOUSTON--(BUSINESS WIRE)--Jan. 26, 2004--Group 1 Automotive, Inc. (NYSE:GPI), a Fortune 500 specialty retailer, today announced that it will optionally redeem on March 1, 2004, all $75.38 million aggregate principal amount outstanding of the company's 10 7/8% senior subordinated notes due March 1, 2009, at a redemption price of 105.438% of their principal amount, plus accrued interest.

    About Group 1 Automotive, Inc.

    Group 1 currently owns 74 automotive dealerships comprised of 116 franchises, 30 brands, and 27 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
    Group 1 Automotive can be reached on the Internet at www.group1auto.com


    CONTACT: Group 1 Automotive, Inc., Houston
             B.B. Hollingsworth, 713-647-5700
             or
             Scott L. Thompson, 713-647-5700
             or
             Kim Paper Canning, 713-647-5700
             or
             Fleishman-Hillard
             Investors/Media:
             Russell A. Johnson, 713-513-9515